JOINT FILER INFORMATION

Name:                                              Urstadt Property Company, Inc.

Address:                                          2 Park Place, Bronxville, New York 10708

Designated Filer:                           Charles J. Urstadt

Issuer & Ticker Symbol:             Urstadt Biddle Properties Inc. (UBA)
                                                           (Class A Common Stock)

Date of Event                                     January 20, 2011
Requiring Statement:

Signature:                                         Urstadt Property Company, Inc.

                                  X
              By:       Charles J. Urstadt, Chairman
 by Thomas D. Myers as Attorney in Fact

Charles J. Urstadt
Chairman